                              AMENDED AND RESTATED

                                     BY-LAWS

                                       OF

                                  PREMCOR INC.

                        Effective as of ________ __, 2002

                                    ARTICLE I

                                     OFFICES
                                     -------

         SECTION 1.1. Registered Office. The registered office of the Corporation shall be located at 1209 Orange Street, the City of Wilmington, County of New Castle, State of Delaware, and the name of its registered agent is The Corporation Trust Corporation.

         SECTION 1.2. Other Offices. The Corporation may also have offices at such other places both within and without the State of Delaware as the Board of Directors may from time to time determine or the business of the Corporation may require.

                                   ARTICLE II

                            MEETINGS OF STOCKHOLDERS
                            ------------------------

         SECTION 2.1. Time and Place of Meetings. All meetings of the stockholders for the election of directors or for any other purpose shall be held at such time and place, within or without the State of Delaware, as shall be designated by the Board of Directors. In the absence of any such designation by the Board of Directors, each such meeting shall be held at the principal office of the Corporation.

         SECTION 2.2. Annual Meetings. An annual meeting of stockholders shall be held for the purpose of electing directors and transacting such other business as may properly be brought before the meeting. The date of the annual meeting shall be determined by the Board of Directors.

         SECTION 2.3. Special Meetings. Special meetings of the stockholders, for any purpose or purposes, unless otherwise prescribed by law, may be called by the Chairman of the Board of Directors or the Chief Executive Officer and shall be called by the Secretary at the direction of a majority of the Board of Directors.

         SECTION 2.4. Notice of Meetings. Written notice of each meeting of the stockholders stating the place, date and time of the meeting shall be given not less than ten nor

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                                                                               2

more than sixty days before the date of the meeting, to each stockholder entitled to vote at such meeting, except as otherwise provided herein or required by the Corporation's Amended and Restated Certificate of Incorporation or by law (meaning here and hereafter, as required from time to time by the Delaware General Corporation Law). The notice of any special meeting of stockholders shall state the purpose or purposes for which the meeting is called.

         SECTION 2.5. Quorum. The holders of a majority of the stock issued and outstanding and entitled to vote thereat, present in person or represented by proxy, shall constitute a quorum at all meetings of the stockholders for the transaction of business, except as otherwise provided herein or required by the Corporation's Amended and Restated Certificate of Incorporation or by law. If a quorum is not present or represented, the holders of the stock present in person or represented by proxy at the meeting and entitled to vote thereat shall have power, by the affirmative vote of the holders of a majority of such stock, to adjourn the meeting to another time and/or place, without notice other than announcement at the meeting, until a quorum shall be presented or represented. At such adjourned meeting, at which a quorum shall be present or represented, any business may be transacted which might have been transacted at the original meeting. If the adjournment is for more than thirty days, or if after the adjournment a new record date is fixed for the adjourned meeting, a notice of the adjourned meeting shall be given to each stockholder of record entitled to vote at the meeting.

         SECTION 2.6. Voting. At all meetings of the stockholders, each stockholder shall be entitled to vote, in person or by proxy, the shares of voting stock owned by such stockholder of record on the record date for the meeting. When a quorum is present or represented at any meeting, the vote of the holders of a majority of the stock having voting power present in person or represented by proxy shall decide any question brought before such meeting, unless the question is one upon which, by express provision of law, of the Corporation's Amended and Restated Certificate of Incorporation, or of these By-laws, a different vote is required, in which case such express provision shall govern and control the decision of such question.

         SECTION 2.7. Notice of Stockholder Business and Nominations.

         (a) Annual Meetings of Stockholders.

             (i) Nominations of persons for election to the Board of Directors of the Corporation and the proposal of business to be considered by the stockholders may be made at an annual meeting of stockholders only (A) pursuant to the Corporation's notice of meeting (or any supplement thereto), (B) by or at the direction of the Board of Directors or (C) by any stockholder of the Corporation who was a stockholder of record of the Corporation at the time the notice provided for in this Section
         2.7 is delivered to the Secretary of the Corporation, who is entitled to vote at a meeting and who complies with the notice procedures set forth in this Section 2.7.

             (ii) For nominations or other business to be properly brought before an annual meeting by a stockholder pursuant to clause (C) of paragraph (i) of this Section 2.7, the stockholder must have given timely notice thereof in

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                                                                               3

         writing to the Secretary of the Corporation and any such proposed business other than the nominations of persons for election to the Board of Directors must constitute a proper matter for stockholder action. To be timely, a stockholder's notice shall be delivered to the Secretary at the principal executive office of the Corporation not later than the close of business on the ninetieth day, nor earlier than the close of business on the one hundred twentieth day, prior to the first anniversary of the preceding year's annual meeting (provided, however, that in the event that the date of the annual meeting is more than thirty days before or more than seventy days after such anniversary date, notice by the stockholder must be so delivered not earlier than the close of business on the one hundred twentieth day prior to such annual meeting and not later than the close of business on the later of the ninetieth day prior to such annual meeting or the tenth day following the day on which public announcement of the date of such meeting is first made by the Corporation). In no event shall the public announcement of an adjournment or postponement of an annual meeting commence a new time period (or extend any time period) for the giving of a stockholder's notice as described above. Such stockholder's notice shall set forth: (A) as to each person whom the stockholder proposes to nominate for election as a director, all information relating to such person that is required to be disclosed in solicitations of proxies for election of directors in an election contest, or is otherwise required, in each case pursuant to Regulation 14A under the Securities Exchange Act of 1934, as amended (the "Exchange Act") (and such person's written consent to being named in the proxy statement as a nominee and to serving as a director if elected); (B) as to any other business that the stockholder proposes to bring before the meeting, a brief description of the business desired to be brought before the meeting, the text of the proposal or business (including the text of any resolutions proposed for consideration and in the event that such business includes a proposal to amend the By-laws of the Corporation, the language of the proposed amendment), the reasons for conducting such business at the meeting and any material interest in such business of such stockholder and the beneficial owner, if any, on whose behalf the proposal is made; and (C) as to the stockholder giving the notice and the beneficial owner, if any, on whose behalf the nomination or proposal is made (1) the name and address of such stockholder, as they appear on the Corporation's books and records, and of such beneficial owner, (2) the class and number of shares of capital stock of the Corporation which are owned beneficially and of record by such stockholder and such beneficial owner, (3) a representation that the stockholder is a holder of record of stock of the Corporation entitled to vote at such meeting and intends to appear in person or by proxy at the meeting to propose such business or nomination, and (4) a representation whether the stockholder or the beneficial owner, if any, intends or is part of a group which intends (x) to deliver a proxy statement and/or form of proxy to holders of at least the percentage of the Corporation's outstanding capital stock required to approve or adopt the proposal or elect the nominee and/or (y) otherwise to solicit proxies from stockholders in support of such proposal or nomination. The foregoing notice requirements shall be deemed satisfied by a stockholder if the stockholder has notified the Corporation of his or her intention

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                                                                               4

         to present a proposal at an annual meeting in compliance with Rule 14a-8 (or any successor thereof) promulgated under the Exchange Act and such stockholder's proposal has been included in a proxy statement that has been prepared by the Corporation to solicit proxies for such annual meeting. The Corporation may require any proposed nominee to furnish such other information as it may reasonably require to determine the eligibility of such proposed nominee to serve as a director of the Corporation.

             (iii) Notwithstanding anything in the second sentence of paragraph
         (a)(ii) of this Section 2.7 to the contrary, in the event that the number of directors to be elected to the Board of Directors of the Corporation at an annual meeting is increased and the stockholders of the Corporation are entitled to fill such vacancies in accordance with the Amended and Restated Certificate of Incorporation and these By-laws and there is no public announcement by the Corporation naming the nominees for the additional directorships at least one hundred days prior to the first anniversary of the preceding year's annual meeting, a stockholder's notice required by this Section 2.7 shall also be considered timely, but only with respect to nominees for the additional directorships, if it shall be delivered to the Secretary at the principal executive office of the Corporation not later than the close of business on the tenth day following the day on which such public announcement is first made by the Corporation.

         (b) Special Meetings of Stockholders.

         Only such business shall be conducted at a special meeting of stockholders as shall have been brought before the meeting pursuant to the Corporation's notice of meeting. Nominations of persons for election to the Board of Directors may be made at a special meeting of stockholders at which directors are to be elected pursuant to the Corporation's notice of meeting (x) by or at the direction of the Board of Directors or (y) provided that the Board of Directors has determined that directors shall be elected at such meeting, by any stockholder of the Corporation who is a stockholder of record at the time the notice provided for in this Section 2.7 is delivered to the Secretary of the Corporation, who is entitled to vote at the meeting and upon such election and who complies with the notice procedures set forth in this Section 2.7. In the event the Corporation calls a special meeting of stockholders for the purpose of electing one or more directors to the Board of Directors, any such stockholder entitled to vote in such election of directors may nominate a person or persons (as the case may be) for election to such position(s) as specified in the Corporation's notice of meeting, if the stockholder's notice required by paragraph (a)(ii) of this Section 2.7 shall be delivered to the Secretary at the principal executive office of the Corporation not earlier than the close of business on the one hundred twentieth day prior to such special meeting and not later than the close of business on the later of the ninetieth day prior to such special meeting or the tenth day following the day on which public announcement is first made of the date of the special meeting and of the nominees proposed by the Board of Directors to be elected at such meeting. In no event shall the public announcement of an adjournment or postponement of a special meeting commence a new time period (or extend any time period) for the giving of a stockholder's notice as described above.

         (c) General.

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                                                                               5

             (i) Only such persons who are nominated in accordance with the procedures set forth in this Section 2.7 shall be eligible to be elected at an annual or special meeting of stockholders of the Corporation to serve as directors and only such business shall be conducted at a meeting of stockholders as shall have been brought before the meeting in accordance with the procedures set forth in this
         Section 2.7. Except as otherwise provided by law, the chairman of the meeting shall have the power and duty (A) to determine whether a nomination or any business proposed to be brought before the meeting was made or proposed, as the case may be, in accordance with the procedures set forth in this Section 2.7 (including whether the stockholder or beneficial owner, if any, on whose behalf the nomination or proposal is made solicited (or is part of a group which solicited) or did not so solicit, as the case may be, proxies in support of such stockholder's nominee or proposal in compliance with such stockholder's representation as required by clause (a)(ii)(C)(4) of this Section 2.7 and (B) if any proposed nomination or business was not made or proposed in compliance with this Section 2.7, to declare that such nomination shall be disregarded or that such proposed business shall not be transacted. Notwithstanding the foregoing provisions of this Section 2.7, if the stockholder (or a qualified representative of the stockholder) does not appear at the annual or special meeting of stockholders of the Corporation to present a nomination or business, such nomination shall be disregarded and such proposed business shall not be transacted, notwithstanding that proxies in respect of such vote may have been received by the Corporation.

             (ii) For purposes of this Section 2.7, "public announcement" shall include disclosure in a press release reported by the Dow Jones News Service, Associated Press or comparable national news service or in a document publicly filed by the Corporation with the Securities and Exchange Commission pursuant to Section 13, 14 or 15(d) of the Exchange Act.

             (iii) Notwithstanding the foregoing provisions of this Section 2.7, a stockholder shall also comply with all applicable requirements of the Exchange Act and the rules and regulations thereunder with respect to the matters set forth in this Section 2.7. Nothing in this Section 2.7 shall be deemed to affect any rights (A) of stockholders to request inclusion of proposals in the Corporation's proxy statement pursuant to Rule 14a-8 under the Exchange Act or (B) of the holders of any series of Preferred Stock to elect directors pursuant to any applicable provisions of the Amended and Restated Certificate of Incorporation.

                                   ARTICLE III

                                    DIRECTORS
                                    ---------

         SECTION 3.1. General Powers. The business and affairs of the Corporation shall be managed and controlled by or under the direction of a Board of Directors, which may exercise all such powers of the Corporation and do all such lawful acts and things as are not by

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                                                                               6

         law or by the Amended and Restated Certificate of Incorporation or by these By-laws directed or required to be exercised or done by the stockholders.

         SECTION 3.2. Number, Qualification and Tenure. The Board of Directors shall consist of not less than five (5) members, the exact number to be fixed from time to time exclusively by the Board of Directors pursuant to a resolution adopted by a majority of the Board of Directors. Directors need not be stockholders. The directors shall be elected as provided in the Amended and Restated Certificate of Incorporation and each director shall hold office until his successor shall have been elected and shall qualify, or until his death or until he shall resign or shall have been removed.

         SECTION 3.3. Resignation, Removal and Vacancies and Newly Created Directorships.

         (a) Resignations. Any director of the Corporation may resign at any time by giving notice in writing or by electronic transmission to the Chairman, the Chief Executive Officer or to the Secretary of the Corporation. The resignation of any director shall take effect at the time of the receipt of such notice or at any later time specified therein; and, unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective.

         (b) Removal of Directors. Any director may be removed only for cause by the affirmative vote of holders of at least 75 percent in voting power of all the shares of the Corporation entitled to vote generally in the election of directors, voting as a single class, and the vacancy on the Board of Directors caused by any such removal may be filled in accordance with the Amended and Restated Certificate of Incorporation.

         (c) Vacancies and Newly Created Directorships. Vacancies and newly created directorships resulting from any increase in the number of directors shall be filled in accordance with the Amended and Restated Certificate of Incorporation.

         SECTION 3.4. Place of Meetings. The Board of Directors may hold meetings, both regular and special, either within or without the State of Delaware.

         SECTION 3.5. Regular Meetings. The Board of Directors shall hold a regular meeting, to be known as the annual meeting, immediately following each annual meeting of the stockholders. Other regular meetings of the Board of Directors shall be held at such time and at such place as shall from time to time be determined by resolution of the Board of Directors. Written notice of each regular meeting of directors stating the place, date and time, shall be given to each director at least five (5) days before such meeting.

         SECTION 3.6. Special Meetings. Special meetings of the Board of Directors may be called by the Chairman of the Board of Directors or the Chief Executive Officer. Special meetings shall be called by the Secretary on the written request of any director. Written notice of each special meeting of directors stating the place, date and time, and the purposes thereof, shall be given to each director at least forty-eight (48) hours before such meeting.

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         SECTION 3.7. Quorum; Voting. At all meetings of the Board of Directors a majority of the total number of directors shall constitute a quorum for the transaction of business and the act of a majority of the directors present at any meeting at which there is a quorum shall be the act of the Board of Directors, except as may be otherwise specifically provided by law. If a quorum shall not be present at any meeting of the Board of Directors, the directors present thereat may adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present.

         SECTION 3.8. Organization. The chairman of the Board of Directors, if elected, shall act as chairman at all meetings of the Board of Directors. If a Chairman of the Board of Directors is not elected or, if elected, is not present, the Chief Executive Officer or, in the absence of the Chief Executive Officer, a Vice Chairman (who is also a member of the Board of Directors and, if more than one, in the order designated by the Board of Directors or, in the absence of such designation, in the order of their election), if any, or if no such Vice Chairman is present, a director chosen by a majority of the directors present, shall act as chairman at meetings of the Board of Directors.

         SECTION 3.9. Executive Committee. The Board of Directors may designate one or more directors to constitute an Executive Committee, to serve as such, unless the resolution designating the Executive Committee is sooner amended or rescinded, until the next annual meeting of the Board of Directors or until their respective successors are designated, whichever is earlier. The Board of Directors may also designate additional directors as alternate members of the Executive Committee to serve as members of the Executive Committee in the place and stead of any regular member or members thereof who may be unable to attend a meeting or otherwise unavailable to act as a member of the Executive Committee.

         Except as expressly limited by the Delaware General Corporation Law or the Amended and Restated Certificate of Incorporation, the Executive Committee shall have and may exercise all the power and authority of the Board of Directors in the management of the business and affairs of the Corporation between the meetings of the Board of Directors. The Executive Committee shall keep a record of its acts and proceedings, which shall form a part of the records of the Corporation in the custody of the Secretary, and all actions of the Executive Committee shall be reported to the Board of Directors at the next meeting of the Board of Directors.

         Meetings of the Executive Committee may be called at any time by the Chairman of the Board of Directors, the Chief Executive Officer or any two of its members. A majority shall constitute a quorum for the transaction of business. Except as expressly provided in this Section 3.9, the Executive Committee shall fix its own rules of procedure.

         SECTION 3.10. Other Committees. The Board of Directors may designate one or more other committees, each such committee to consist of one or more directors, to serve as such, unless the resolution designating such committee is sooner amended or rescinded, until the next annual meeting of the Board of Directors or until their respective successors are designated, whichever is earlier. Except as expressly limited by the Delaware General Corporation Law or the Amended and Restated Certificate of Incorporation, any such committee shall have and may exercise such powers as the Board of Directors may determine and specify in the resolution designating such committee. The Board of Directors also may designate one or more additional

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                                                                               8

directors as alternate members of any such committee to replace any absent or disqualified member at any meeting of the committee, and at any time may change the membership of any committee or amend or restate the resolution designating the committee. Each committee shall keep a record of proceedings and report the same to the Board of Directors to such extent and in such form as the Board of Directors may require. Unless otherwise provided in the resolution designating a committee, a majority of all members of any such committee may select its Chairman, fix its rules or procedure, fix the time and place of its meetings and specify the notice of meetings, if any, to be given to committee members.

         SECTION 3.11. Action Without Meeting. Unless otherwise restricted by the Amended and Restated Certificate of Incorporation or these By-laws, any action required or permitted to be taken at any meeting of the Board of Directors or any committee thereof may be taken without a meeting, if all members of the Board of Directors or committee, as the case may be, consent thereto in writing, and the writing or writings are filed with the minutes of proceedings of the Board of Directors or committee.

         SECTION 3.12. Attendance by Telephone. Members of the Board of Directors, or of any committee designated by the Board of Directors, may participate in a meeting of the Board of Directors, or any committee, by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other, and such participation in a meeting shall constitute presence in person at the meeting.

         SECTION 3.13. Compensation. The Board of Directors shall have the authority to fix the compensation of directors, which may include their expenses, if any, of attendance at each meeting of the Board of Directors or of a committee.

                                   ARTICLE IV

                                    OFFICERS
                                    --------

         SECTION 4.1. Enumeration. The officers of the Corporation shall be chosen by the Board of Directors and shall be a Chief Executive Officer, President, Chief Operating Officer, a Secretary and a Treasurer. The Board of Directors may also elect a Chairman of the Board of Directors, one or more Vice Chairmen, one or more Vice Presidents, one or more Assistant Secretaries and Assistant Treasurers and such other officers and agents as it shall deem appropriate. Any number of offices may be held by the same person.

         SECTION 4.2. Term of Office. The officers of the Corporation shall be elected at the annual meeting of the Board of Directors and shall hold office until their successors are elected and qualified. Any officer elected or appointed by the Board of Directors may be removed at any time by the Board of Directors. Any vacancy occurring in any office of the Corporation required by this Article IV shall be filled by the Board of Directors, and any vacancy in any other office may be filled by the Board of Directors.

         SECTION 4.3. Chairman of the Board of Directors. The Chairman of the Board of Directors, when elected, shall

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                                                                               9

preside at meetings of stockholders and shall have such other functions, authority and duties as customarily appertain to the office of the chairman of a business corporation or as may be prescribed by the Board of Directors.

         SECTION 4.4. Vice Chairman. The Vice Chairman, when elected, shall perform such duties and have such other powers as may from time to time be prescribed by the Board of Directors or the Chairman of the Board of Directors.

         SECTION 4.5. Chief Executive Officer; President; Chief Operating Officer. The Chief Executive Officer, as such, shall have general supervision, direction and control of the business and affairs of the Corporation, subject to the control of the Board of Directors, and shall perform such duties and have such other powers as may from time to time be prescribed by the Board of Directors. Each of the President and Chief Operating Officer, as such, shall perform such duties and have such powers as may from time to time be prescribed by the Board of Directors, the Chairman of the Board of Directors or the Chief Executive Officer.

         SECTION 4.6. Executive Vice President. The Executive Vice President or Executive Vice Presidents shall perform such duties and have such other powers as may from time to time be prescribed by the Board of Directors, the Chairman of the Board of Directors or the Chief Executive Officer.

         SECTION 4.7. Vice President. The Vice President or Vice Presidents shall perform such duties and have such other powers as may from time to time be prescribed by the Board of Directors, the Chairman of the Board of Directors or the Chief Executive Officer.

         SECTION 4.8. Secretary. The Secretary shall keep a record of all proceedings of the stockholders of the Corporation and of the Board of Directors, and shall perform like duties for any standing committee when required. The Secretary shall give, or cause to be given, notice, if any, of all meetings of the stockholders and shall perform such other duties as may be prescribed by the Board of Directors, the Chairman of the Board of Directors or the Chief Executive Officer. The Secretary shall have custody of the corporate seal of the Corporation and the Secretary, or in the absence of the Secretary any Assistant Secretary, shall have authority to affix the same to any instrument requiring it, and when so affixed in may be attested by the signature of the Secretary or an Assistant Secretary. The Board of Directors may give general authority to any other officer to affix the seal of the Corporation and to attest such affixing of the seal.

         SECTION 4.9. Assistant Secretary. The Assistant Secretary, or if there be more than one, the Assistant Secretaries in the order determined by the Board of Directors (or if there be no such determination, then in the order of their election), shall, in the absence of the Secretary or in the event of the Secretary's inability or refusal to act, perform the duties and exercise the powers of the Secretary and shall perform such other duties as may from time to time be prescribed by the Board of Directors, the Chairman of the Board of Directors, the Chief Executive Officer or the Secretary.

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                                                                              10

         SECTION 4.10. Treasurer. The Treasurer shall have the custody of the corporate funds and securities and shall keep full and accurate accounts of receipts and disbursements in books belonging to the Corporation and shall deposit all moneys and other valuable effects in the name and to the credit of the Corporation in such depositories as may be designated by the Board of Directors. The Treasurer shall disburse the funds of the Corporation as may be ordered by the Board of Directors, taking proper vouchers for such disbursements, and shall render to the Chairman of the Board of Directors, the Chief Executive Officer and the Board of Directors, at its regular meetings or when the Board of Directors so requires, an account of all transactions as Treasurer and of the financial condition of the Corporation. The Treasurer shall perform such other duties as may from time to time be prescribed by the Board of Directors, the Chairman of the Board of Directors, the Chief Executive Officer or the Chief Financial Officer.

         SECTION 4.11. Assistant Treasurer. The Assistant Treasurer, or if there shall be more than one, the Assistant Treasurers in the order determined by the Board of Directors (or if there be no such determination, then in the order of their election), shall, in the absence of the Treasurer or in the event of the Treasurer's inability or refusal to act, perform the duties and exercise the powers of the Treasurer and shall perform such other duties and have such other powers as may from time to time be prescribed by the Board of Directors, the Chairman of the Board of Directors, the Chief Executive Officer or the Treasurer.

         SECTION 4.12. Other Officers. Any officer who is elected or appointed from time to time by the Board of Directors and whose duties are not specified in these By-laws shall perform such duties and have such powers as may be prescribed from time to time by the Board of Directors, the Chairman of the Board of Directors or the Chief Executive Officer.

                                    ARTICLE V

                              CERTIFICATES OF STOCK
                              ---------------------

         SECTION 5.1. Form. The shares of the Corporation shall be represented by certificates; provided, however, that the Board of Directors may provide, by resolution or resolutions, that some or all of any or all classes or series of the Corporation's stock shall be uncertificated shares. Certificates of stock in the Corporation, if any, shall be signed by or in the name of the Corporation by the Chairman of the Board of Directors or the Chief Executive Officer or a Vice President and by the Treasurer or an Assistant Treasurer or the Secretary or an Assistant Secretary of the Corporation. Where a certificate is countersigned by a transfer agent, other than the Corporation or an employee of the Corporation, or by a registrar, the signatures of the Chairman of the Board of Directors, the Chief Executive Officer or an Executive Vice President or Vice President and the Treasurer or an Assistant Treasurer or the Secretary or an Assistant Secretary may be facsimiles. In case any officer, transfer agent or registrar who has signed or whose facsimile signature has been placed upon a certificate shall have ceased to be such officer, transfer agent or registrar before such certificate is issued, the certificate may be issued by the Corporation with the same effect as if such officer, transfer agent or registrar were such officer, transfer agent or registrar at the date of its issue.

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                                                                              11

         SECTION 5.2. Transfer. Upon surrender to the Corporation or the transfer agent of the Corporation of a certificate for shares duly endorsed or accompanied by proper evidence of succession, assignment or authority to transfer, it shall be the duty of the Corporation to issue a new certificate of stock or uncertificated shares in place of any certificate therefor issued by the Corporation to the person entitled thereto, cancel the old certificate and record the transaction on its books.

         SECTION 5.3. Replacement. In case of the loss, destruction or theft of a certificate for any stock of the Corporation, a new certificate of stock or uncertificated shares in place of any certificate therefor issued by the Corporation may be issued upon satisfactory proof of such loss, destruction or theft and upon such terms as the Board of Directors may prescribe. The Board of Directors may in its discretion require the owner of the lost, destroyed or stolen certificate, or his legal representative, to give the Corporation a bond, in such sum and in such form and with such surety or sureties as it may direct, to indemnify the Corporation against any claim that may be made against it with respect to a certificate alleged to have been lost, destroyed or stolen.

                                   ARTICLE VI

                    INDEMNIFICATION OF DIRECTORS AND OFFICERS
                    -----------------------------------------

         SECTION 6.1. The Corporation shall indemnify any director, officer or employee who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the Corporation) by reason of the fact that he is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the Corporation, and, with respect to any criminal action or proceeding, had reasonable cause to believe that his conduct was lawful.

         SECTION 6.2. The Corporation shall indemnify any director, officer or employee who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the Corporation to procure a judgment in its favor by reason of the fact that he is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses (including attorneys' fees) actually and reasonably incurred by him in connection with the defense or settlement of such action or suit if he acted in good faith and in a manner he

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                                                                              12

reasonably believed to be in or not opposed to the best interests of the Corporation and except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable for negligence or misconduct in the performance of his duty to the Corporation unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person if fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper.

         SECTION 6.3. To the extent that a director, officer or employee of the Corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in Sections 6.1 and 6.2 of this Article VI, or in defense of any claim, issue or matter therein, he shall be indemnified against expenses (including attorneys' fees) actually and reasonably incurred by him in connection therewith.

         SECTION 6.4. Any indemnification under Sections 6.1 and 6.2 of this
Article VI (unless ordered by a court) shall be made by the Corporation only as authorized in the specific case upon a determination that indemnification of the director, officer or employee is proper in the circumstances because he has met the applicable standard of conduct set forth in Sections 6.1 and 6.2. Such determination shall be made (1) by the Board of Directors by a majority vote of a quorum consisting of four directors who are or were not parties to such action, suit or proceeding, or (2) if such a quorum is not obtainable, or if the Board of Directors is unable to make a determination due to an even division of votes for and against indemnification, by the stockholders of the Corporation, provided that any decision by the stockholders not to indemnify a director, officer or employee shall be concurred in by independent legal counsel in a written opinion.

         SECTION 6.5. Expenses incurred in defending a civil or criminal action, suit or proceeding may be paid by the Corporation in advance of the final disposition of such action, suit or proceeding as authorized by the Board of Directors upon receipt of an undertaking by or on behalf of the director, officer, employee or agent to repay such amount unless it shall ultimately be determined that he is entitled to be indemnified by the Corporation under this
Article VI.

         SECTION 6.6. The Corporation shall indemnify any director, officer or employee who was or is a party or is threatened to be made a party to any threatened, pending, or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, (i) arising under the Employee Retirement Income Security Act of 1974 or regulations promulgated thereunder, or under any other law or regulation of the United States or any agency or instrumentality thereof or law or regulation of any state or political subdivision or any agency or instrumentality of either, or under the common law of any of the foregoing, against expenses (including attorneys' fees), judgments, fines, penalties, taxes and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding by reason of the fact that he is or was a fiduciary, disqualified person or party in interest with respect to an employee benefit plan covering employees of the Corporation or of a subsidiary corporation, or is or was serving in any other capacity with respect to such plan, or has or had any obligations or duties with respect to such plan by reason of such laws or regulations,

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                                                                              13

provided that such person was or is a director, officer or employee of the Corporation, or (ii) in connection with any matter arising under federal, state or local revenue or taxation laws or regulations, against expenses (including attorneys' fees), judgments, fines, penalties, taxes, amounts paid in settlement and amounts paid as penalties or fines necessary to contest the imposition of such penalties or fines, actually and reasonably incurred by him in connection with such action, suit or proceeding by reason of the fact that he is or was a director, officer or employee of the Corporation, or is or was serving at the request of the Corporation as a director, officer or employee of another corporation, partnership, joint venture, trust or other enterprise and had responsibility for or participated in activities relating to compliance with such revenue or taxation laws and regulations; provided however, that such person did not act dishonestly or in willful or reckless violation of the provisions of the law or regulation under which such suit or proceeding arises. Unless the Board of Directors determines that under the circumstances then existing, it is probable that such director, officer or employee will not be entitled to be indemnified by the Corporation under this Section 6.6, expenses incurred in defending such suit or proceeding, including the amount of any penalties or fines necessary to be paid to contest the imposition of such penalties or fines, shall be paid by the Corporation in advance of the final disposition of such suit or proceeding upon receipt of an undertaking by or on behalf of the director, officer or employee to repay such amount if it shall ultimately be determined that he is not entitled to be indemnified by the Corporation under this Section 6.6.

         SECTION 6.7. The indemnification provided by this Article VI shall not be deemed exclusive of any other rights to which those indemnified may be entitled under any by-law, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in his official capacity and as to action in another capacity while holding such office. The indemnification provided by this Article VI shall continue as to a person who has ceased to be a director, officer or employee and shall inure to the benefit of the heirs, executors and administrators of such a person.

         SECTION 6.8. The Corporation may purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against him and incurred by him in any such capacity, or arising out of his status as such, whether or not he would be entitled to indemnity against such liability under the provisions of this Article VI.

         SECTION 6.9. The Corporation shall indemnify to the fullest extent permitted by applicable law, in addition to the indemnification provided above, any person who is or was a director of the Corporation and who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the Corporation) by reason of the fact that he is or was a director of the Corporation, against losses and damages except losses or damages that arise out of such person's fraud or wilful misconduct.


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                                                                              14

                                   ARTICLE VII

                               GENERAL PROVISIONS
                               ------------------

         SECTION 7.1. Fiscal Year. The fiscal year of the Corporation shall be fixed by resolution of the Board of Directors.

         SECTION 7.2. Corporate Seal. The corporate seal shall be in such form as may be approved from time to time by the Board of Directors. The seal may be used by causing it or a facsimile thereof to be impressed or affixed or in any other manner reproduced.

         SECTION 7.3. Notice. Any written notices which may be or are required to be given under these By-laws shall be delivered in person or given by postage prepaid registered mail, overnight courier, or facsimile transmission with receipt confirmed. Unless otherwise provided in these By-laws, notice by registered mail shall be effective on the date it is officially recorded as delivered by return receipt or equivalent, and in the absence of such record delivery, it shall be presumed to have been delivered the fifth day, or next business day thereafter, after it was deposited in the mail. Notice given by a recognized next-day courier service shall be deemed given if delivered on the first business day following the date of dispatch. Notice given by facsimile transmission shall be deemed given when transmitted if received legibly and in full by the recipient.

         SECTION 7.4. Waiver of Notice. Whenever any notice is required to be given under law or the provisions of the Amended and Restated Certificate of Incorporation or these By-laws, a waiver thereof in writing, signed by the person or persons entitled to said notice, whether before or after the time stated therein, shall be deemed equivalent to notice.

                                  ARTICLE VIII

                                   AMENDMENTS
                                   ----------

         SECTION 8.1. In General. These By-laws may be amended, added to, rescinded or repealed at any meeting of the Board of Directors or of the stockholders, provided notice of the proposed change was given in the notice of the meeting of the stockholders or, in the case of a meeting of the Board of Directors, in a notice given not less than forty-eight (48) hours prior to the meeting; provided, however that, notwithstanding any other provisions of these By-laws or any provision of law which might otherwise permit a lesser vote of the stockholders, the affirmative vote of the holders of at least 75 percent in voting power of all shares of the Corporation entitled to vote generally in the election of directors, voting together as a single class, shall be required in order for the stockholders to alter, amend or repeal Sections 2.3 and 2.7 of
Article II, Sections 3.2 and 3.3 of Article III or this proviso to this Article VIII of these By-laws or to adopt any provision inconsistent with any of such Sections or with this proviso.